UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 29, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2006, Google Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), relating to the public offering, issuance and sale of 5,300,000 shares of the Company’s Class A common stock (the “Offering”). The public offering price of the Offering is $389.75 per share, and the Underwriter has agreed to purchase all of the 5,300,000 shares from the Company pursuant to the Underwriting Agreement. The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-132813), as amended, which was previously filed with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

On March 29, 2006, the Company issued a press release announcing its intention to issue 5,300,000 shares of its Class A common stock in the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On March 31, 2006, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1	Underwriting Agreement dated March 31, 2006 between Google Inc. and Goldman, Sachs & Co.

99.1	Press Release dated March 29, 2006 issued by Google Inc.

99.2	Press Release dated March 31, 2006 issued by Google Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 31, 2006	/s/ George Reyes
George Reyes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 31, 2006 between Google Inc. and Goldman, Sachs & Co.

99.1	Press Release dated March 29, 2006 issued by Google Inc.

99.2	Press Release dated March 31, 2006 issued by Google Inc.